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                                                                   EXHIBIT 10.29

                          SCHEIN PHARMACEUTICAL, INC.
                     SPLIT-DOLLAR LIFE INSURANCE AGREEMENT


Agreement dated August 31, 1995, by and between Schein Pharmaceutical, Inc., a Delaware Corporation (the "Company"), and_________________ (the "Executive"). The Executive is an employee of the Company or a subsidiary of the Company.

1.   PURPOSE
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     The purpose of the Schein Pharmaceutical Split-Dollar Life Insurance
     Agreement is to create a program under which the Company can assist its key employees in acquiring permanent life insurance coverage.

2.   DEFINITIONS
     -----------

     For purposes of this Program, the following terms have the meanings set forth below:

     2.01 "AGREEMENT" means this agreement as executed by the Company and the Executive.

     2.02 "ASSIGNMENT" means the collateral assignment executed by the Policy Owner.

     2.03 "COMMITTEE" means such committee, if any, appointed by the Board of Directors of the Company to administer the Program, consisting of one or one more directors as may be appointed from time to time by the Board.
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          If the Board does not appoint a committee for this purpose,
          "Committee" means the Board.

     2.04 "COMPANY" means Schein Pharmaceutical, Inc. and any subsidiary or affiliate of Schein Pharmaceutical, Inc. For purposes of this agreement "Affiliate" means any entity affiliated with the Company within the meaning of Internal Revenue Code Section 414(b) with respect to the controlled group of corporations, 414(c) with respect to trades or businesses under common control with the Company, 414(m) with respect to affiliated service groups, and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

     2.05 "COMPANY ACCOUNT" means, with respect to an Executive's Policy, a bookkeeping entry maintained by the Company, equal to the lesser of
          (X) the cash value of the Policy, and (Y) the amount of Policy premiums paid by the Company and not collected from the Executive.

     2.06 "COMPANY PREMIUM" means, with respect to an Executive's Policy, the total Policy premium payable for the year, less the portion of the premium to be paid by the Executive.

     2.07 "DISABILITY" means that the Executive is receiving disability benefits under any long-term disability program sponsored by the Company or one of its subsidiaries or affiliates.

     2.08 "EFFECTIVE DATE" means the effective date of the Life Insurance Program, which is November 23, 1993.
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     2.09 "EXECUTIVE" means an employee of the Company who elects to participate in the Program within sixty (60) days of becoming eligible to participate, as determined by the Committee.

     2.10 "EXECUTIVE ACCOUNT" means, with respect to an Executive's Policy, a bookkeeping entry maintained by the Company, equal to the excess, if any, of the cash value of the Policy over the Company Account.

     2.11 "EXECUTIVE PREMIUM" means, with respect to each Policy Year (or portion thereof) the amount of premium paid by the Executive pursuant to Section 5.02.

     2.12 "INSURER" means, with respect to an Executive's Policy, the insurance company issuing the insurance policy on the Executive's life pursuant to the provisions of the Program.

     2.13 "POLICY" means the life insurance coverage acquired on the life of the Executive by the Executive or other Policy Owner.

     2.14 "POLICY OWNER" means the Executive or that person or entity to whom the Executive has assigned his or her interest in the Policy.

     2.15 "POLICY YEAR" means the twelve month period (and each successive twelve month period) beginning on the Effective Date of the Agreement.

     2.16 "PROGRAM" means the Schein Pharmaceutical Split-Dollar Life Insurance Program.

     2.17 "RETIREMENT" means a termination of the Executive's employment with the Company under circumstances where the Executive retires at or after
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          age 65 (or, with the consent of the Committee or under an early retirement policy of the Company, before age 65).

3.   ELIGIBILITY
     -----------

     Executives selected by the Board or the Committee are eligible to participate in the Program.

4.   AMOUNT OF COVERAGE
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     The amount of coverage initially shall be an amount provided in Schedule A.
                                                                     ----------
     Dividends, if any, will increase this amount through the purchase of paid-up additions or the Company, in its sole discretion, may purchase additional policies.

5.   PAYMENT OF PREMIUMS
     -------------------

     5.01 COMPANY PAYMENTS.  Within thirty (30) days of the beginning of a
          ----------------
          Policy Year, the Company shall pay the Company Premium for the Executive's Policy.

     5.02 EXECUTIVE PAYMENTS.  The Executive shall pay an amount of premium
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          equal to the amounts set forth in Schedule A calculated as the value
                                            ----------
          of the economic benefit attributable to the life insurance protection provided to the Executive under the Agreement. The value of the economic benefit shall be calculated by using the lower of the P.S. 58 rates or the Insurer's lowest published yearly renewable term rate times the excess of the current death proceeds over the Company's total value of its share of the premium. The amount of premium will change as coverage changes. The Company shall remit that amount to the Insurer. The amount shall be
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          paid by the Executive to the Company by payroll deductions of equal installments during the Policy Year or by a full reimbursement at the beginning of the Policy Year.

     5.03 DISABILITY. In the event of the Executive's Disability, this Agreement
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          shall continue in full force and effect, and until the Executive reaches ages 65 (or, if earlier, until the Executive elects Retirement) the Company shall continue to pay the Company Premium for the Executive Policy in accordance with the terms and conditions of this Agreement, as well as the premiums provided for in sections 5.02.

6.   ACCOUNTS.
     --------

     With respect to each Policy covered by an Agreement made under this Program, the Company shall maintain bookkeeping entries reflecting the Company Account and the Executive Account values.

7.   POLICY OWNERSHIP.
     ----------------

     7.01 OWNERSHIP.  Except as otherwise provided in this Program, the Policy
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          Owner shall be the sole and exclusive owner of an Executive's Policy and shall be entitled to exercise all of the rights of ownership including, but not limited to, the right to designate the beneficiary or beneficiaries to receive payment of the portion of the death benefit under the Policy and the right to assign any part or all of the Policy Owner's interest in the Policy (subject to the Company's rights, the terms and conditions of the Assignment specified in
          Section 7.02 of this Agreement, and the terms and conditions of this Program) to any person, entity or trust by the execution of a written instrument delivered to the Company.
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     7.02 COMPANY'S RIGHTS.  In exchange for the Company's agreement to pay the
          ----------------
          amounts described in Section 5.01 of this Program, the Policy Owner shall execute, on a form acceptable to the Insurer, an Assignment to the Company of the rights provided to the Company under this Agreement. The Company shall have the right to direct the Policy Owner in writing to take any action required consistent with these rights, and upon the receipt of such written direction from the Company, the Policy Owner shall promptly take such action as is necessary to comply therewith. The Company agrees that it shall not exercise any rights assigned to it in the Assignment in any way that might impair or defeat the rights and interest of the Policy Owner under this Agreement. The Company shall have the right to assign any part or all of its interest in the Policy (subject to the Policy Owner's rights and the terms and conditions of this Program) to any person, entity or trust by the execution of a written instrument delivered to the Policy Owner.

     7.03 POSSESSION OF POLICY.  The Company shall keep possession of the
          --------------------
          Policy. The Company agrees to make the Policy available to the Policy Owner or to the Insurer from time to time for the purposes of endorsing or filing any change of beneficiary on the Policy or exercising any other rights as the owner of the Policy, but the Policy shall promptly be returned to the Company.

     7.04 POLICY LOANS.  Neither the Company nor the Policy Owner may borrow
          ------------
          against the Policy cash values.

     7.05 WITHDRAWALS AND SURRENDER.  Except as otherwise specifically provided
          -------------------------
          for in Section 8 of this Program, neither the Company nor the Policy Owner may withdraw policy cash values or surrender all or a portion of the Policy (including any paid-up additional insurance) except to pay
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          premiums consistent with the Company's obligations under this
          Agreement.

8.   TERMINATION OF AGREEMENT.
     ------------------------

     8.01 TERMINATION EVENTS.  An Executive's Agreement, and the Company's
          ------------------
          obligation to pay premiums with respect to the Executive's Policy acquired pursuant to this Agreement, shall terminate upon the first to occur of any of the following events:

          a. Termination of employment of the Executive with the Company prior to the Executive's death for reasons other than Disability.

          b. Termination of the Executive's Agreement by mutual agreement of the Executive and the Company.

          c. The written notice by the Company to the Executive following a resolution by the Board of Directors of Schein Pharmaceutical, Inc. to terminate this Program and all Agreements made under the Program in accordance with Section 11.02.

          d.   At the death of the Executive.

          e.   After the Release of Assignment pursuant to Section 8.03.

          f. At the time the Executive on Disability reaches age 65 or, if earlier, at the time the Executive on Disability elects Retirement.

          g.   At the Executive's Retirement.
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     8.02 DISPOSITION OF POLICY.
          ---------------------

          a.   In the event of a termination of an Executive's Agreement under
               Section 8.01a, 8.01b, or 8.01C of the Program, the Policy Owner shall be entitled to acquire the Company's rights under the Executive's Policy by paying to the Company an amount equal to the Company Account; alternatively, the Policy Owner can require the Company to withdraw a portion of the cash values from the Executive's Policy by partially surrendering the Policy (including any paid-up additional insurance), with the amount to be specified by the Policy Owner, and the Policy Owner's required payment to the Company under this Section shall thereby be reduced to an amount equal to the excess of the Company Account over the amount withdrawn by the Company (the amount withdrawn shall equal the amount actually received by the Company after the application of any surrender charges applicable to the withdrawal). The Policy Owner may exercise this right to acquire the Company's interest in the Policy by so notifying the Company within thirty (30) days after an event of termination under
               Section 8.01a, 8.01b, or 8.01c of this Program has occurred. Within thirty (30) days after receipt of such notice, the Company shall make any required withdrawal and the Policy Owner shall pay the Company the applicable payment, if any. Upon receipt of payment from the Policy Owner, or immediately following the withdrawal if no payment is required, the Company shall release the Assignment and the Policy Owner shall have all rights, title, and interest in the Policy free of all provisions and restrictions of the Assignment, the Agreement and this Program.
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          b.   If the Policy Owner fails to exercise his right to acquire the
               Company's interest in the Policy pursuant to Section 8.02a, the Policy Owner shall transfer title to the Policy to the Company, free of all provisions and restrictions of the Assignment, this Agreement and the Program.

     8.03 RELEASE OF ASSIGNMENT.
          ---------------------

          Within sixty (60) days after the end of the termination of this Agreement for any reason other than a termination under Section 8.01d the Company shall withdraw from the Policy an amount equal to the Company Account by partially surrendering the Policy (including any paid-up additional insurance). Thereafter, (except in the circumstances described in Section 8.02b), the Company shall release the Assignment and the Policy Owner shall have all rights, title, and interest in the Policy free of all provisions and restrictions of the Assignment, the Executive's Agreement and this Program.

     8.04 ALLOCATION OF DEATH BENEFIT.
          ---------------------------

          In the event of a termination under Section 8.01d of this Agreement, the death benefit under the Executive's Policy shall be divided as follows:

          a. The Company shall be entitled to receive an amount equal to the cumulative Company Premium.

          b. The beneficiary or beneficiaries of the Policy Owner shall be entitled to receive the balance of insurance death proceeds.
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     8.05 COMPANY UNDERTAKINGS.
          --------------------

          Upon the death of the Executive while this Agreement is in force, the Company agrees to take such action as may be necessary to obtain payment from the Insurer of the death benefit to the beneficiaries, including, but not limited to, providing the Insurer with an affidavit as to the amount to which the Company is entitled under this Agreement and the Program.

9.   GOVERNING LAWS & NOTICES.
     ------------------------

     9.01 GOVERNING LAW.  This Program shall be governed by and construed in
          -------------
          accordance with the laws of the State of New Jersey.

     9.02 NOTICES.  All notices hereunder shall be in writing and sent by first
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          class mail with postage prepaid.  Any notice to the Company shall be addressed to Schein Pharmaceutical, Inc., Attention: Oliver Esman ,
                                                              --------------
          Vice President, Human Resources, 100 Campus Drive, Florham Park, New Jersey 07932. Any notice to the Executive shall be addressed to the Executive at the address following such party's signature on this Agreement. Any party may change the address for such party herein set forth by giving notice of such change to the other parties pursuant to this Section.


10.  NOT A CONTRACT OF EMPLOYMENT.
     ----------------------------

     The Program and any Agreement executed thereunder shall not be deemed to constitute a contract of employment between an Executive and the Company, nor shall any provision restrict the right of the Company to discharge an Executive, or restrict the right of an Executive to terminate employment.

11.  AMENDMENT, TERMINATION, ADMINISTRATION, CONSTRUCTION AND SUCCESSORS
     -------------------------------------------------------------------

     11.01  AMENDMENT.  The Program and this Agreement may be modified or
            ---------
               amended by the Committee, or its delegated representative, without the consent of any Executive but no modification or amendment shall be effective so as to decrease any vested rights or benefits of an Executive unless the Executive consents in writing to such modification or amendment. Written notice of any modification or amendment shall be given promptly to each Executive.

     11.02  TERMINATION.  The Board of Directors of Schein Pharmaceutical, Inc.
            -----------
               may terminate the Program without the consent of the Executive. Provided, however, in the event of a termination of the Program by the Company, the Executive will have those rights specified in
               Section 8.02a of the Program.

     11.03  ADMINISTRATION.  The Program shall be administered by the Committee.
            --------------
               The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Program and decide or resolve any and all questions, including interpretation of the Program, as may arise in connection with the Program. In the administration of this Program, the Committee may, from time to time, employ agents and delegate to them or to others (including the Executive) such administrative duties as it sees fit. The Committee may from time to time consult with counsel, who may be counsel to the Company. The decision or action of the Committee (or its designee) with respect to any question arising out of or in connection with the administration,
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               interpretation and application of the Program shall be final and conclusive and binding upon all persons having any interest in the Program. The Committee shall review the status of the Program at least annually. That review shall include appropriate actuarial advice as to the liabilities of the Company in respect of the Program, and such other matters as the committee considers appropriate. The Company shall indemnify and hold harmless the members of the Committee and any Executive to whom administrative duties under the Program are delegated, against any and all claims, loss, damage, expense or liability arising from any section or failure to act with respect to the Program, except in the case of gross negligence or willful misconduct by the Committee.

     11.04  INTERPRETATION.  As to the provisions of the Assignment, this
            --------------
               Agreement and the Program, the provisions of the Assignment shall control. As between this Agreement and the Program, the provisions of this Agreement shall control.

     11.05  SUCCESSORS.  The terms and conditions of the Program shall ensure to
            ----------
               the benefit of and bind the Company, the Executive, and their respective successors, assignees, and representatives. If, subsequent to the Effective Date of the Program, substantially all of the stock or assets of the Company are acquired by another corporation or entity or if the Company is merged into, or consolidated with, another corporation or entity, then the obligations of the Company hereunder shall be obligations of the acquirer or successor corporation or entity.

12.  CLAIMS PROCEDURE.
     ----------------

     12.01  NAMED FIDUCIARY.
            ---------------

               The Committee is hereby designated as the named fiduciary under the Program. The name fiduciary shall have authority to control and manage the operation and administration of the Program.

     12.02  CLAIMS PROCEDURE.  Any controversy or claim arising out of or
            ----------------
               relating to the Program shall be filed with the Committee which shall make all determinations concerning such claim. Any decision by the Committee denying such claim shall be in writing and shall be delivered to all parties in interest in accordance with the notice provisions of Section 9.02 hereof. Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Program shall be cited and, where appropriate, an explanation as to how the Executive can perfect the claim will be provided. This notice of denial of benefits will be provided within 90 days of the Committee's receipt of the Executive's claim for benefits. If the Committee fails to notify the Executive of its decision regarding the claim, the claim shall be considered denied, and the Executive shall then be permitted to proceeds with the appeal as provided in this Section.

               An Executive who has been completely or partially denied a benefit shall be entitled to appeal this denial of his/her claim by filing a written statement of his/her position with the Committee no later than sixty (60) days after receipt of the written notification of such claim denial. The Committee shall schedule an opportunity for a full and fair review of the issue within thirty (3) days of receipt of the appeal. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Program provisions on which the decision is based.

               Following the review of any additional information submitted by the Executive, either through the hearing process or otherwise, the Committee shall render a decision on the review of the denied claim in the following manner:

               a. The Committee shall make its decision regarding the merits of the denied claim with sixty (60) days following receipt of the request for review (or within one-hundred twenty
                    (120) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Committee shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the Executive prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

               b. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Program provisions on which the decision is based.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    SCHEIN PHARMACEUTICAL, INC.

                                    By:___________________________________


                                    Executive:____________________________
                                    Address: _____________________________

                                             -----------------------------